                           SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 [Amendment No. ______]


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(i)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee previously paid with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:_______________________________________________
     (2) Form, Schedule or Registration Statement No.:_________________________
     (3) Filing Party:_________________________________________________________
     (4) Date Filed:___________________________________________________________

                           [SAFETY-KLEEN LETTERHEAD]


FOR IMMEDIATE RELEASE                                    Contact: Maureen Fisk
                                                                  847/468-2452


                  SAFETY-KLEEN CORP. COMMENTS ON EXTENSION OF
                     TENDER OFFER BY LAIDLAW ENVIRONMENTAL

     February 16, 1998 - Elgin, Illinois -- Safety-Kleen Corp. (SK:NYSE) today released the following statement from Donald W. Brinckman, Chairman and Chief Executive Officer, regarding the extension of Laidlaw Environmental's unsolicited tender offer for Safety-Kleen Corp.

     "We are not surprised by Laidlaw's announcement. We expected them to extend the offer, just as we expected them to try to claim some significance for the number of shares they claim were tendered," Brinckman stated.

     "However," Brinckman added, "it is important to put Laidlaw's announcement into perspective. Laidlaw is not purchasing any shares since the conditions of their offer have not been satisfied or waived. Nor does it mean that those shareholders who tendered shares do not support SK Parent Corp.'s $27 per share all-cash offer for Safety-Kleen. Shareholders who tender shares can also return proxies voting in favor of the SK Parent offer at the February 25 special meeting of shareholders."

     "As for extending the offer, if Laidlaw intends to continue its hostile offer, it had no other choice. The Laidlaw offer is still apparently unacceptable to a significant portion of Safety-Kleen's shareholders."

     "The Safety-Kleen Board remains convinced that SK Parent's $27 per share all cash offer is preferable to Laidlaw's part stock/part cash offer. We once again urge Safety-Kleen shareholders not to tender their shares to Laidlaw. To those who may have already tendered, we strongly recommend that they withdraw their shares now," Brinckman concluded.

     Safety-Kleen is an industrial and environmental service company dedicated to helping nearly 400,000 automotive and industrial businesses recycle and process their waste streams.


                                     -END-